UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

VICOR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810
(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2006, Vicor Corporation (the “Company”) adopted the Vicor Corporation Brick Business Unit and Corporate Support Functions Incentive Compensation Plan (the “Plan”). Under the Plan, each year the Compensation Committee of Vicor’s Board of Directors (the “Compensation Committee”) will consider an Incentive Compensation Plan providing for awards of cash or stock options under the Company’s existing stock option plan to eligible employees. The Compensation Committee will have discretion as to whether or not to approve an Incentive Compensation Plan for any year. If an Incentive Compensation Plan is approved under the Plan, a percentage of pre-tax income of the Company above a certain level will be used to fund a bonus pool for that year. Awards will be made out of the bonus pool on or about March 1st following the end of the year to which the Incentive Compensation Plan relates and will generally be calculated as a percentage of the employee’s base salary. For each employee, individual goals and objectives must have been satisfactorily accomplished in order for an award to be payable to that employee. Employees who are eligible to participate in the Plan include most of the Company’s executive officers and other senior employees (at a level of E11 or higher as internally designated by the Company) who are not otherwise eligible to participate in the Company’s other incentive compensation plans.

On April 21, 2006, the Compensation Committee approved an Incentive Compensation Plan for 2006 under the Plan. Under this Incentive Compensation Plan, the Company will establish a cash bonus pool for 2006. Twenty percent of the Company’s pre-tax income in excess of a target amount will be reserved to fund the cash bonus pool. If the target is met and the bonus pool is formed, each eligible employee selected to participate who has satisfied his or her individual goals and objectives, including certain collective divisional goals, will be entitled to receive a cash bonus. The amount of each participant’s cash bonus will be based on an individual target participation level established by the Company and will be capped at an amount equal to two times the participant’s target participation level. Each participant’s target participation level will be established as a percentage of his or her annual base salary.

Under the Incentive Compensation Plan for 2006, the Company will also grant stock options to each participant who earns a cash bonus. The Black-Scholes value of the stock options granted to each participant will be equal to the cash bonus earned by that participant. These stock options will vest, and the associated expense will be recognized, over a five-year period beginning in 2007.

The table below lists the name, title and target participation level of each executive officer of the Company who has been selected to participate in the Incentive Compensation Plan for 2006.

Name and Title	Target Participation Level (% of Annual Base Salary)
Barry Kelleher Senior Vice President, Global Operations, and General Manager of Brick Business Unit	25%

Name and Title	Target Participation Level (% of Annual Base Salary)
Mark A. Glazer Chief Financial Officer, Treasurer and Secretary	22.5%
Douglas W. Richardson Vice President, Chief Information Officer	22.5%
Richard E. Zengilowski Vice President, Human Resources	22.5%
H. Allen Henderson Vice President, President of Westcor Division	20%

The foregoing summary of the Plan is qualified in its entirety by the full text of the Plan, which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

*99.1	Vicor Corporation Brick Business Unit and Corporate Support Functions Incentive Compensation Plan

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: April 27, 2006	By:	/s/ Mark A. Glazer
Mark A. Glazer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*99.1	Vicor Corporation Brick Business Unit and Corporate Support Functions Incentive Compensation Plan

* Filed herewith.